UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2013

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2013, Baker Hughes Incorporated (the “Company”) issued a news release announcing that the Company's Senior Vice President and Chief Financial Officer, Peter A. Ragauss, intends to retire by the end of next year. The Company entered into a letter agreement with Mr. Ragauss on December 8, 2013 detailing the terms of his retirement. While employed, Mr. Ragauss will continue to receive his base salary and employee benefits. He will be eligible for a bonus for the 2013 performance period under the Annual Incentive Compensation Plan. He will also be eligible for a short-term performance bonus in 2014 and a 2014 restricted stock unit award. Upon retirement, he will be eligible for retirement benefits including the vesting of options and restricted stock awards and pro-rata vesting of performance unit awards (if the performance goals are achieved). The letter agreement is subject to a one-year non-solicitation, non-compete and confidentiality restriction. The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the letter agreement, a copy of which will be filed as an exhibit to the Form 10-K for the year ending December 31, 2013.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: December 10, 2013	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary and Senior Corporate Counsel